Press Information

FOR IMMEDIATE RELEASE
NASDAQ SYMBOL MXIM

Contact: John F. Gifford, Chairman, President and Chief Executive Officer
(408) 737-7600

MAXIM ANNOUNCES RECEIPT OF ADDITIONAL NOTICE FROM NASDAQ REGARDING STOCK LISTING

Maxim Integrated Products, Inc. (NASDAQ: MXIM) announced that due to its failure to timely file a Form 10-Q with the Securities Exchange Commission (SEC) for its fiscal quarter ended September 23, 2006 as required by NASDAQ Marketplace Rule 4310(c)(14), it received an Additional Staff Determination letter from NASDAQ on November 7, 2006 stating that this filing delinquency will serve as an additional basis for the NASDAQ Listing Qualifications Panel (the "Panel") to consider in the context of the proceedings before the Panel. Timely filing of periodic reports with the SEC is a requirement for continued listing under NASDAQ Marketplace Rule 4310(c)(14).

As previously announced, the Company requested a hearing before the Panel to review the NASDAQ Staff's original determination to delist the Company's common stock based on its failure to timely file a Form 10-K for its fiscal year ended June 23, 2006 (the "Form 10-K) with the SEC and to seek an extension of time from the Panel to file its Forms 10-K and 10-Q. This in-person hearing was held on November 9, 2006. NASDAQ has advised the Company that the delisting of its common stock has been stayed, pending a final, written decision by the Panel on the Company's request for an extension of time to file its outstanding SEC reports.

A Special Committee of the Company's Board of Directors has commenced an independent review of Maxim's past stock option grants and practices. The Company intends to file its Form 10-K and 10-Q and to become current in its filings with the SEC as soon as practicable after completion of its internal review.

About Maxim

Maxim Integrated Products is a leading international supplier of quality analog and mixed-signal products for applications that require real world signal processing.

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Except for statements of historical fact, the statements in this press release are forward-looking under the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements regarding the Company's intention to file its Form 10-K and 10-Q and to become current in its filings with the SEC as soon as practicable after completion of the Special Committee's review of the Company's past stock option grants and practices. The forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: uncertainties relating to the time needed for the Special Committee to complete its review into our past stock option grants and practices; uncertainties related to the time required for our independent auditors to review the results of the Special Committee's review; uncertainty on the outcome of the Special Committee's review and whether the final resolution of this review could relate to changes in historical financial statements; uncertainty whether delays in filing our Form 10-K, Form 10-Q or any other periodic reports for subsequent reporting periods, could result in de-listing of our common stock from NASDAQ and uncertainties associated with the final, written determination by the NASDAQ Panel with respect to the continued listing of our common stock on NASDAQ; volatility in our stock price pending resolution of or resulting from the matters discussed above; the impact of lawsuits and previously announced SEC and Department of Justice inquiries initiated in relation to the Company's stock option grants and practices; and other factors more fully detailed in the Company's Annual Report on Form 10-K for the year ended June 25, 2005, and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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